UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 8, 2007

Date of report (Date of earliest event reported)

CBRE REALTY FINANCE, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-33050	30-0314655
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

185 Asylum Street, 37th Floor
Hartford, Connecticut (Address of Principal Executive Offices)	06103 (Zip Code)

(860) 275-6200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing of obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 8, 2007, CBRE Realty Finance Holdings IV, LLC and CBRE Realty Finance TRS Warehouse Funding III, LLC (each, a “Seller,” and collectively, the “Sellers”), certain affiliates of CBRE Realty Finance, Inc. (the “Company”), entered into Amendment No. 3 to the Master Repurchase Agreement (“Amendment No. 3”) with Wachovia Bank, National Association (the “Buyer”), to amend the Master Repurchase Agreement, dated August 24, 2006 (the “Master Repurchase Agreement”) and as amended by Amendment No. 1 to the Master Repurchase Agreement, dated August 24, 2006 and by Amendment No. 2 to the Master Repurchase Agreement, dated December 15, 2006 (together with the Master Repurchase Agreement, the “Existing Repurchase Agreement”). Pursuant to Amendment No. 3, the maximum borrowing capacity (the “Maximum Amount”) under the Existing Repurchase Agreement shall increase to $700.0 million during the period from and including February 8, 2007 through and including the earlier of (i) April 30, 2007 or (ii) the closing of a Securitization Vehicle involving all or substantially all of the Purchased Assets (the “Increase Period”). After expiration of the Increase Period, the Maximum Amount will be $300.0 million. A copy of Amendment No. 3 is attached hereto as Exhibit 10.1 and is incorporated herein by reference. Capitalized terms not defined herein shall have the meaning set forth in the Master Repurchase Agreement, a copy of which was filed with the Securities and Exchange Commission as an exhibit to Amendment No. 4 to the Company’s Registration Statement on Form S-11 on September 8, 2006.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Amendment No. 3 to Master Repurchase Agreement, by and among CBRE Realty Finance Holding IV, LLC, CBRE Realty Finance TRS Warehouse Funding III, LLC and Wachovia Bank, National Association, dated February 8, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 12, 2007

CBRE REALTY FINANCE, INC.

By:	/s/ Michael A. Angerthal
Name:	Michael Angerthal
Title:	Chief Financial Officer